Exhibit 1.1

February 13, 2012

CONFIDENTIAL

Superconductor Technologies Inc.

460 Ward Drive

Santa Barbara,CA 93111-2310

Dear Jeff Quiram:

This letter (the “Agreement”) constitutes the agreement between Rodman & Renshaw, LLC (“Rodman” or the “Placement Agent”) and Superconductor Technologies Inc. (the “Company”), that Rodman shall serve as the exclusive placement agent for the Company, on a reasonable best efforts basis, in connection with the proposed placement (the “Placement”) of registered securities (the “Securities”) of the Company consisting solely of shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”). The terms of such Placement and the Securities shall be mutually agreed upon by the Company and the purchasers (each, a “Purchaser” and collectively, the “Purchasers”) and nothing herein constitutes that Rodman would have the power or authority to bind the Company or any Purchaser or an obligation for the Company to issue any Securities or complete the Placement, nor the obligation on the Company to enter into or consummate any agreement with a Purchaser. This Agreement and the documents executed and delivered by the Company and the Purchasers in connection with the Placement shall be collectively referred to herein as the “Transaction Documents.” The date of the closing of the Placement shall be referred to herein as the “Closing Date.” The Company expressly acknowledges and agrees that the execution of this Agreement does not constitute a commitment by Rodman to purchase the Securities and does not ensure the successful placement of the Securities or any portion thereof or the success of Rodman with respect to securing any other financing on behalf of the Company.

SECTION 1. COMPENSATION AND OTHER FEES.

As sole compensation for the services provided by Rodman hereunder, the Company agrees to pay to Rodman:

(A) The fees set forth below with respect to the Placement:

A cash fee payable immediately upon the closing of the Placement and equal to 6% of the aggregate gross proceeds raised in the Placement

(B) The Company also agrees to grant Rodman a non-accountable expense allowance equal to the lesser of 1% of the total gross proceeds of the offering and $50,000 (provided, however, that such expense cap in no way limits or impairs the indemnification and contribution provisions of this Agreement). Such reimbursement shall be payable immediately upon (but only in the event of) the closing of the Placement.

SECTION 2. REGISTRATION STATEMENT.

Rodman & Renshaw, LLC ☐ 1251 Avenue of the Americas, 20th Floor, New York, NY 10020

Tel: 212 356 0500 ☐ Fax: 212 581 5690 ☐ www.rodm.com ☐ Member: FINRA, SIPC

The Company represents and warrants to, and agrees with, the Placement Agent that:

(A) The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (Registration File No. 333-172190) under the Securities Act of 1933, as amended (the “Securities Act”), which became effective on 4/13/2011, for the registration under the Securities Act of the Shares. At the time of such filing, the Company met the requirements of Form S-3 under the Securities Act. Such registration statement meets the requirements set forth in Rule 415(a)(1)(x) under the Securities Act and complies with said Rule. The Company will file with the Commission pursuant to Rule 424(b) under the Securities Act, and the rules and regulations (the “Rules and Regulations”) of the Commission promulgated thereunder, a supplement to the form of prospectus included in such registration statement relating to the placement of the Shares and the plan of distribution thereof and has advised the Placement Agent of all further information (financial and other) with respect to the Company required to be set forth therein. Such registration statement, including the exhibits thereto, as amended at the date of this Agreement, is hereinafter called the “Registration Statement”; such prospectus in the form in which it appears in the Registration Statement is hereinafter called the “Base Prospectus”; and the supplemented form of prospectus, in the form in which it will be filed with the Commission pursuant to Rule 424(b) (including the Base Prospectus as so supplemented) is hereinafter called the “Prospectus Supplement.” Any reference in this Agreement to the Registration Statement, the Base Prospectus or the Prospectus Supplement shall be deemed to refer to and include the documents incorporated by reference therein (the “Incorporated Documents”) pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or before the date of this Agreement, or the issue date of the Base Prospectus or the Prospectus Supplement, as the case may be; and any reference in this Agreement to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus or the Prospectus Supplement shall be deemed to refer to and include the filing of any document under the Exchange Act after the date of this Agreement, or the issue date of the Base Prospectus or the Prospectus Supplement, as the case may be, deemed to be incorporated therein by reference. All references in this Agreement to financial statements and schedules and other information that is “contained,” “included,” “described,” “referenced,” “set forth” or “stated” in the Registration Statement, the Base Prospectus or the Prospectus Supplement (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is or is deemed to be incorporated by reference in the Registration Statement, the Base Prospectus or the Prospectus Supplement, as the case may be. No stop order suspending the effectiveness of the Registration Statement or the use of the Base Prospectus or the Prospectus Supplement has been issued, and no proceeding for any such purpose is pending or has been initiated or, to the Company’s knowledge, is threatened by the Commission. For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act and the “Time of Sale Prospectus” means the preliminary prospectus, if any, together with the free writing prospectuses, if any, used in connection with the Placement, including any documents incorporated by reference therein.

(B) The Registration Statement (and any further documents to be filed by the Company with the Commission in connection with the Placement) contains all exhibits and schedules as required by the Securities Act. Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective, complied in all material respects with the Securities Act and the Exchange Act and the applicable Rules and Regulations and did not and, as amended or supplemented, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Base Prospectus, the Time of Sale Prospectus, if any, and the Prospectus Supplement, each as of its respective date, comply in all material respects with the Securities Act and the Exchange Act and the applicable Rules and Regulations. Each of the Base Prospectus, the Time of Sale Prospectus, if any, and the Prospectus Supplement, as

amended or supplemented, did not and will not contain as of the date thereof any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Incorporated Documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the applicable Rules and Regulations, and none of such documents, when they were filed with the Commission, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein (with respect to Incorporated Documents incorporated by reference in the Base Prospectus or Prospectus Supplement), in light of the circumstances under which they were made not misleading; and any further documents so filed and incorporated by reference in the Base Prospectus, the Time of Sale Prospectus, if any, or Prospectus Supplement, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and the applicable Rules and Regulations, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. No post-effective amendment to the Registration Statement reflecting any facts or events arising after the date thereof which represent, individually or in the aggregate, a fundamental change in the information set forth therein is required to be filed with the Commission that has not been so filed. There are no documents required to be filed with the Commission in connection with the transaction contemplated hereby that (x) have not been filed as required pursuant to the Securities Act or (y) will not be filed within the requisite time period. There are no contracts or other documents required to be described in the Base Prospectus, the Time of Sale Prospectus, if any, or Prospectus Supplement, or to be filed as exhibits or schedules to the Registration Statement, that have not been described or filed as required.

(C) The Company is eligible to use free writing prospectuses in connection with the Placement pursuant to Rules 164 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or behalf of or used by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. The Company agrees that, unless it obtains the prior written consent of Rodman, and Rodman agrees with that, unless it obtains the prior written consent of the Company, as the case may be, it has not and will not prepare, use or refer to a free writing prospectus required to be filed by the Company with the Commission or retained by the Company under Rule 433 under the Act.

(D) The Company has delivered, or will as promptly as practicable deliver, to the Placement Agent complete conformed copies of the Registration Statement and of each consent and certificate of experts, as applicable, filed as a part thereof, and conformed copies of the Registration Statement (without exhibits), the Base Prospectus, the Time of Sale Prospectus, if any, and the Prospectus Supplement, as amended or supplemented, in such quantities and at such places as the Placement Agent reasonably requests. Neither the Company nor any of its directors and officers has distributed and none of them will distribute, prior to the Closing Date, any offering material in connection with the offering and sale of the Shares other than the Base Prospectus, the Time of Sale Prospectus, if any, the Prospectus Supplement, the Registration Statement, copies of the documents incorporated by reference therein and any other materials permitted by the Securities Act.

SECTION 3. REPRESENTATIONS AND WARRANTIES. The Company hereby makes the representations and warranties set forth below to the Placement Agent.

(A) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated under this Agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereunder have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its board of directors or its stockholders in connection therewith other than in connection with the “Required Approvals” (as defined in subsection 3(D) below). This Agreement has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(B) No Conflicts. The execution, delivery and performance of this Agreement by the Company does not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s (as defined below) certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien (as defined below) upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect. “Subsidiary” means any significant subsidiary of the Company as defined under Regulation S-X of the Securities Act, and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof but before the Closing Date. “Liens” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction (other than restrictions on transfer under securities laws).

(C) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person (as defined below) in connection with the execution, delivery and performance by the Company of this Agreement, other than such filings as are required to be made under applicable state securities laws and in all other cases, where failure to obtain such consent, waiver, authorization or order, or to give such notice or make such filing or registration would not have a Material Adverse Effect (collectively, the “Required Approvals”). “Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

(D) Regulation M Compliance. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Securities (other than for the Placement Agent’s placement of the Securities), or (iii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

(E) FINRA Affiliations. There are no affiliations with any Financial Industry Regulatory Authority (“FINRA”) member firm among the Company’s officers, directors or, to the knowledge of the Company, any five percent (5%) or greater stockholder of the Company, except as set forth in the Disclosure Schedule.

(F) Any and all representations and warranties of the Company and the Purchasers included in the Transaction Documents are hereby incorporated by reference hereunder and Rodman shall be entitled to rely upon such representations and warranties, subject to the exceptions, qualifications and limitations therein (collectively the “Exceptions”), as if such representations and warranties were made to directly to Rodman hereunder. The Exceptions shall be deemed to also act as exceptions, qualifications and limitations to the representations and warranties of the Company made to Rodman hereunder.

SECTION 4. ENGAGEMENT TERM. Rodman’s engagement hereunder will be for the period of the earlier of (i) six (6) months from the date hereof and (ii) the Closing Date (the “Term”). The engagement may be terminated by Rodman at any time upon 10 days’ written notice, or by the Company at any time after the end of the Term upon 10 days’ written notice. Notwithstanding anything to the contrary contained herein, the provisions in this Agreement concerning indemnification and contribution will survive any expiration or termination of this Agreement. Upon any termination of this Agreement, the Company’s obligation to pay Rodman any fees actually earned on closing of the Placement and otherwise payable under Section 1(A), shall survive any expiration or termination of this Agreement, as permitted by FINRA Rule 5110(f)(2)(d). Upon any termination of this Agreement, the Company’s obligation to reimburse Rodman for out of pocket accountable expenses actually incurred by Rodman and reimbursable upon closing of the Placement pursuant to Section 1(B), if any are otherwise due under Section 1(B) hereof, will survive any expiration or termination of this Agreement, as permitted by FINRA Rule 5110(f)(2)(d).

SECTION 5. RODMAN INFORMATION. The Company agrees that any information or advice rendered by Rodman in connection with this engagement is for the confidential use of the Company only in their evaluation of the Placement and, except as otherwise required by law, the Company will not disclose or otherwise refer to the advice or information in any manner without Rodman’s prior written consent

SECTION 6. NO FIDUCIARY RELATIONSHIP. This Agreement does not create, and shall not be construed as creating rights enforceable by any person or entity not a party hereto, except those entitled hereto by virtue of the indemnification provisions hereof. The Company acknowledges and agrees that Rodman is not and shall not be construed as a fiduciary of the Company and shall have no duties or liabilities to the equity holders or the creditors of the Company or any other person by virtue of this Agreement or the retention of Rodman hereunder, all of which are hereby expressly waived.

SECTION 7. CLOSING. The obligations of the Placement Agent are subject to the accuracy, when made and on the Closing Date, of the representations and warranties on the part of the Company and its Subsidiaries contained herein, to the accuracy in all material respects of the statements of the Company and its Subsidiaries made in any certificates pursuant to the provisions hereof, to the performance by the Company and its Subsidiaries of their obligations hereunder, and to each of the following additional terms and conditions:

(A) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the Commission, and any request for additional information on the part of the Commission (to be included in the Registration Statement, the Base Prospectus or the Prospectus Supplement or otherwise) shall have been complied with to the reasonable satisfaction of the Placement Agent.

(B) The Placement Agent shall not have discovered and disclosed to the Company on or prior to the Closing Date that the Registration Statement, the Base Prospectus or the Prospectus Supplement or any amendment or supplement thereto contains an untrue statement of a fact which, in the reasonable opinion of counsel for the Placement Agent, is material or omits to state any fact which, in the reasonable opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(C) All corporate proceedings and other legal matters incident to the authorization, form, execution, delivery and validity of each of this Agreement, the Securities, the Registration Statement, the Base Prospectus and the Prospectus Supplement and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Placement Agent, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(D) The Placement Agent shall have received from outside counsel to the Company such counsel’s written opinion, addressed to the Placement Agent dated as of the Closing Date, substantially in the form of Annex A hereto.

(E) The Company and the Placement Agent shall have entered into an escrow agreement with a commercial bank or trust company reasonably satisfactory to both parties pursuant to which the Purchasers shall deposit their subscription funds in an escrow account and the Company and the Placement Agent shall jointly authorize the disbursement of the funds from the escrow account. The Company shall pay the reasonable fees of the escrow agent.

(F) Neither the Company nor any of its Subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Base Prospectus, any loss or interference with its business from fire, explosion, flood, terrorist act or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in or contemplated by the Base Prospectus or Prospectus Supplement and (ii) since such date there shall not have been any material adverse change in the capital stock or long-term debt of the Company or any of its Subsidiaries or any change, or any development involving a prospective change, in or affecting the business, general affairs, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its Subsidiaries, otherwise than as set forth in or contemplated by the Base Prospectus or Prospectus Supplement, the effect of which, in any such case described in clause (i) or (ii), is, in the reasonable judgment of the Placement Agent, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or delivery of the Securities on the terms and in the manner contemplated by the Base Prospectus, the Time of Sale Prospectus, if any, and the Prospectus Supplement.

(G) The Common Stock is registered under the Exchange Act and, as of the Closing Date, the Shares shall be listed and admitted and authorized for trading on the Trading Market, and satisfactory evidence of such actions shall have been provided to the Placement Agent. The Company shall have taken no action designed to, or likely to have the effect of terminating the registration of the Common Stock under the Exchange Act or delisting or suspending from trading the Common Stock from the Trading Market, nor has the Company received any information suggesting that the Commission or the Trading Market is contemplating terminating such registration or listing. (I) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would, as of the Closing Date, prevent the issuance or sale of the

Securities or materially and adversely affect or potentially and adversely affect the business or operations of the Company; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance or sale of the Securities or materially and adversely affect or potentially and adversely affect the business or operations of the Company.

(J) The Company shall have prepared and filed with the Commission a Current Report on Form 8-K with respect to the Placement, including as an exhibit thereto this Agreement.

(K) The Company shall have entered into subscription agreements with each of the Purchasers and such agreements shall be in full force and effect and shall contain representations and warranties of the Company as agreed between the Company and the Purchasers.

(L) FINRA shall have raised no objection to the fairness and reasonableness of the terms and arrangements of this Agreement. In addition, the Company shall, if requested by the Placement Agent, make or authorize Placement Agent’s counsel to make on the Company’s behalf, an Issuer Filing with FINRA pursuant to FINRA Rule 5110 with respect to the Registration Statement and pay all filing fees required in connection therewith.

(M) Prior to the Closing Date, the Company shall have furnished to the Placement Agent such further information, certificates and documents as the Placement Agent may reasonably request.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Placement Agent.

SECTION 8. INDEMNIFICATION. (A) To the extent permitted by law, the Company will indemnify Rodman and its affiliates, stockholders, directors, officers, members, employees and controlling persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) against all losses, claims, damages, expenses and liabilities, as the same are incurred (including the reasonable fees and expenses of counsel), relating to or arising out of its activities hereunder or pursuant to this engagement letter, except to the extent that any losses, claims, damages, expenses or liabilities (or actions in respect thereof) are found in a final judgment (not subject to appeal) by a court of law to have resulted from Rodman’s willful misconduct or gross negligence in performing the services described herein.

(B) Promptly after receipt by Rodman of notice of any claim or the commencement of any action or proceeding with respect to which Rodman is entitled to indemnity hereunder, Rodman will notify the Company in writing of such claim or of the commencement of such action or proceeding, but failure to so notify the Company shall not relieve the Company from any obligation it may have hereunder, except and only to the extent such failure results in the forfeiture by the Company of substantial rights and defenses. If the Company so elects or is requested by Rodman, the Company will assume the defense of such action or proceeding and will employ counsel reasonably satisfactory to Rodman and will pay the fees and expenses of such counsel. Notwithstanding the preceding sentence, Rodman will be entitled to employ counsel separate from counsel for the Company and from any other party in such action if counsel for Rodman reasonably determines that it would be inappropriate under the applicable rules of professional responsibility for the same counsel to represent both the Company and Rodman. In such event, the reasonable fees and disbursements of no more than one such separate counsel will be paid by the Company, in addition to local counsel. The Company will have the exclusive right to settle the claim or proceeding provided that the Company will not settle any such claim, action or proceeding without the prior written consent of Rodman, which will not be unreasonably withheld.

(C) The Company agrees to notify Rodman promptly of the assertion against it or any other person of any claim or the commencement of any action or proceeding, in each case of which it is aware, relating to a transaction contemplated by this engagement letter.

(D) If for any reason the foregoing indemnity is unavailable to Rodman or insufficient to hold Rodman harmless, then the Company shall contribute to the amount paid or payable by Rodman as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect not only the relative benefits received by the Company on the one hand and Rodman on the other, but also the relative fault of the Company on the one hand and Rodman on the other that resulted in such losses, claims, damages or liabilities, as well as any relevant equitable considerations. The amounts paid or payable by a party in respect of losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees and expenses incurred in defending any litigation, proceeding or other action or claim. Notwithstanding the provisions hereof, Rodman’s share of the liability hereunder shall not be in excess of the amount of fees actually received, or to be received, by Rodman under this engagement letter (excluding any amounts received as reimbursement of expenses incurred by Rodman).

(E) These indemnification provisions shall remain in full force and effect whether or not the transaction contemplated by this engagement letter is completed and shall survive the termination of this engagement letter, and shall be in addition to any liability that the Company might otherwise have to any indemnified party under this engagement letter or otherwise.

SECTION 9. GOVERNING LAW. This Agreement will be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made and to be performed entirely in such State. This Agreement may not be assigned by either party without the prior written consent of the other party. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns. Any right to trial by jury with respect to any dispute arising under this Agreement or any transaction or conduct in connection herewith is waived. Any dispute arising under this Agreement may be brought into the courts of the State of New York or into the Federal Court located in New York, New York and, by execution and delivery of this Agreement, the Company hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of aforesaid courts. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by delivering a copy thereof via overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If either party shall commence an action or proceeding to enforce any provisions of a Transaction Document, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

SECTION 10. FINRA COMPLIANCE. Rodman shall be responsible for being registered as a broker-dealer in compliance with FINRA regulations and complying with FINRA regulations imposed on placement agents. Rodman shall make reasonable efforts to obtain a communication from FINRA indicating that FINRA shall have raised no objection to the transactions contemplated under the Transaction Documents.

SECTION 11. ENTIRE AGREEMENT/MISC. This Agreement, together with that certain Mutual Non-Disclosure Agreement between Rodman and the Company, dated as of February 13, 2012, embodies the entire agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings, relating to the subject matter hereof. If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination will not affect such provision in any other respect or any other provision of this Agreement, which will remain in full force and effect. This Agreement may not be amended or otherwise modified or waived except by an instrument in writing signed by both Rodman and the Company. The representations, warranties, agreements and covenants contained herein shall survive the closing of the Placement and delivery and/or exercise of the Securities, as applicable. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or a .pdf format file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or .pdf signature page were an original thereof.

SECTION 12. NOTICES. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified on the signature pages attached hereto prior to 6:30 p.m. (New York City time) on a business day, (b) the next business day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number on the signature pages attached hereto on a day that is not a business day or later than 6:30 p.m. (New York City time) on any business day, (c) the business day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages hereto.

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Please confirm that the foregoing correctly sets forth our agreement by signing and returning to Rodman a copy of this Agreement.

Very truly yours, RODMAN & RENSHAW, LLC

By:	/s/ David Horin
Name: David Horin
Title: Chief Financial Officer

Address for notice: 1251 Avenue of the Americas, 20th Floor New York, NY, 10020 Fax: (646) 841-1640 Attention: General Counsel

Accepted and Agreed to as of the date first written above: SUPERCONDUCTOR TECHNOLOGIES INC.

By:	/s/ Jeffrey Quiram
Name: Jeffrey Quiram
Title: President & CEO

Address for notice: Superconductor Technologies, Inc. 460 Ward Drive Santa Barbara,CA 93111-2310 Fax: Attention:

ANNEX A

FORM OF OPINION

1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. The Company has the requisite corporate power and authority to own and operate its properties and assets and to carry on its business as described in the Company’s Annual Report on Form 10-K for its fiscal year ended December 31, 2010. The Company is duly qualified to transact business as a foreign corporation and is in good standing in the State of California.

2. The Company has the requisite corporate power and authority to (i) execute, deliver and perform its obligations under the Transaction Documents, and (ii) to issue, sell and deliver the Shares pursuant to the Transaction Documents.

3. All corporate action on the part of the Company’s board of directors and stockholders necessary for the authorization, execution and delivery by the Company of the Transaction Documents, the authorization, issuance, sale and delivery of the Shares pursuant to the Agreement and the consummation by the Company of the transactions contemplated by the Transaction Documents has been duly taken.

4. The Transaction Documents constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as may be limited by (a) bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights in general and (b) general principles of equity.

5. The Commission has telephonically informed us that the Registration Statement is effective under the Securities Act of 1933, as amended (the “Securities Act”), and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof has been issued.

6. The documents (the “SEC Reports”) filed under Sections 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and filed with or incorporated by reference in the Registration Statement and the Prospectus (other than the financial statements, the notes thereto and schedules and other financial data, statistical and accounting data and information included or incorporated by reference therein or omitted therefrom, as to which we express no opinion) when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the Securities Act or the Exchange Act, as applicable; provided, however, that we do not express or imply any opinion regarding the accuracy or completeness of such documents.

7. The execution, delivery and performance by the Company of the Transaction Documents and the issuance, sale and delivery of the Shares pursuant to the Agreement do not (a) conflict with or result in a violation of any provision of the [Company Charter] or [Company Bylaws], or (b) to our knowledge, conflict with, result in a breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, result in or permit the termination or modification of, or result in the creation or imposition of any material lien, charge or encumbrance upon any material property or assets of the Company pursuant to any contract that is specifically described or specifically referred to in the Registration Statement, the Prospectus or the SEC Reports and filed as an exhibit thereto (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a material and adverse effect on the consummation of the transactions contemplated by the Agreement).

8. To our knowledge, except as set forth in the Disclosure Schedules to the Agreement or in the SEC Reports, the Registration Statement, the Prospectus or the Prospectus Supplement, there is no claim, action, suit, proceeding, arbitration, investigation or inquiry, pending or threatened, before any court or governmental or administrative body or agency, or any private arbitration tribunal, against the Company or its Subsidiaries, or any of its officers, directors or employees (in connection with the discharge of their duties as officers, directors and employees), of the Company or its Subsidiaries, or affecting any of its properties or assets which is required to be described in the Registration Statement, the Prospectus or the SEC Reports and which is not so described.

9. No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any judicial, regulatory or other legal or governmental agency or body is required for the execution and delivery of the Transaction Documents or for the consummation of the transactions contemplated by the Transaction Documents, the Registration Statement and the Prospectus, except for (a) such as have been made or obtained under the Securities Act, (b) such as may be required under state securities or blue sky laws in connection with the distribution of the Securities by the [Placement Agent], and (c) such as are required by the Financial Industry Regulatory Authority, Inc, as to which qualifications and approval in clauses (b) and (c) we express no opinion.

10. The Company is not an Investment Company within the meaning of the Investment Company Act of 1940, as amended.

In addition, such opinion will contain Company’s Counsel’s standard assumptions and qualifications, and will restrict reliance on such opinion solely to the actual Purchasers and not their transferees.

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